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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 (No. 333- ) of Evergreen Media Corporation of our report dated May 2, 1997, relating to the financial statements of Century Chicago Broadcasting, L.P., which appears in the Current Report on Form 8-K of Evergreen Media Corporation dated May 30, 1997 and filed June 4, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Chicago, Illinois
July 31, 1997